Exhibit 99

FOR IMMEDIATE RELEASE

June 3, 2005   6:00 a.m. MT

Contact: Kevin P. Clark CEO 406-727-6106

UNITED FINANCIAL CORP. ANNOUNCES NEW CEO AND PRESIDENT

Great Falls, Montana June 3, 2005 — United Financial Corp. (“United”) (NASDAQ-UBMT) today announced that Kevin P. Clark has been appointed Chief Executive Officer and Steve L. Feurt has been appointed President. Kurt R. Weise, currently Chairman and CEO, will continue with the Company in the position of non-executive Chairman. The changes are effective immediately.

Clark, 49, has served as Senior Vice President and Secretary of United, and Director since 1998 and President and Chief Executive Officer of Heritage Bank, United’s wholly-owned subsidiary, since 1994.

Feurt, 49, has served as Senior Vice President and Chief Credit Officer of United, and Director since 1998 and Executive Vice President and Senior Lending Officer of Heritage Bank, since 1994.

Chairman Weise said, “This management change reinforces our commitment to Montana and our markets by having more decisions being made locally, and by promoting two of our Montana executives to the highest levels of the Company.”

Both Clark and Feurt have 30 years of banking experience and have served on numerous Boards across the State of Montana.

United Financial Corp. is a bank holding company based in Great Falls, Montana, and is the parent of Heritage Bank, a full service community bank with fifteen locations in Montana.